Exhibit 2.7

Stephen A. Snyder

President

June 10, 2014

Marc Haberman

Omni Medical Billing Services, LLC

6430 Sunset Blvd Suite 504

Los Angeles, CA 90028

Re:       Closing Date Extension

Dear Mr. Haberman:

Please allow this letter to memorialize the extension of the deadline for closing to July 31, 2014 as set out in Sections 8.1 (c), (d) of the Asset Purchase Agreement (“APA”) dated August 29, 2013 and as amended and restated on May 7, 2014. If this is acceptable, please countersign and return to my attention.

Thank you for your attention to this matter.

Sincerely,

/s/Stephen A. Snyder

Stephen A. Snyder

Laboratory Billing Services Providers, LLC,

a Maine limited liability company

By:	/s/ Marc Haberman
Name: Marc Haberman
Title: Member

Medical Data Resources Providers LLC
a New York limited liability company

By:	/s/ Marc Haberman
Name: Marc Haberman
Title: Member

7 Clyde Road, Suite 201, Somerset, NJ 08873          Phone 732.873.5133         Facsimile 732.964.9036        www.MTBC.com

Exhibit 2.7

Medical Billing Resources Providers, LLC
a Georgia limited liability company,

By:	/s/ Marc Haberman
Name: Marc Haberman
Title: Member

Primary Billing Service Providers, Inc.

a California corporation

By:	/s/ Marc Haberman
Name: Marc Haberman
Title: Chairman

Medsoft Systems, LLC

a Nevada limited liability company

By:	/s/ Joseph E. Teichman
Name: Joseph E. Teichman
Title: Member

Z Capital, LLC

a California limited liability company

By:	/s/ Alex Tabibi
Name: Alex Tabibi
Title: Member

Marc Haberman

an Individual

/s/ Marc Haberman
Marc Haberman

7 Clyde Road, Suite 201, Somerset, NJ 08873          Phone 732.873.5133         Facsimile 732.964.9036        www.MTBC.com